Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Accountants and Legal Counsel,” and “Financial Statements” in Pre-Effective Amendment No. 1 under the Investment Company Act of 1940 in the Registration Statement (Form N-2 No.811-22062) and related Proxy Statement/Prospectus and Statement of Additional Information of A T Fund of Funds TEI and to the incorporation by reference therein of our report dated August 23, 2007, with respect to the financial statements of A T Fund of Funds TEI as of July 26, 2007 and for the period indicated therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 23, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Accountants and Legal Counsel,” and “Financial Statements” in Pre-Effective Amendment No. 1 under the Investment Company Act of 1940 in the Registration Statement (Form N-2 No.811-22062) and related Proxy Statement/Prospectus and Statement of Additional Information of A T Fund of Funds TEI and to the incorporation by reference therein of our report dated May 29, 2007, with respect to the financial statements of A T Fund of Funds as of March 31, 2007 and for the period indicated therein, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Los Angeles, California
August 23, 2007